Exhibit 99.1

SandRidge Energy Announces Preliminary Voting Results of 2018 Annual Meeting and Reaches

Agreement with Icahn Capital Regarding Board Composition

Board Expanded to Eight Directors

OKLAHOMA CITY, June 19, 2018 — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE: SD) today announced that, based on preliminary voting results at today’s 2018 Annual Meeting, Sylvia K. Barnes and William M. Griffin have been re-elected and Robert Alexander, Jonathan Christodoro, John J. “Jack” Lipinski, and Randolph C. Read, nominees who were put forth by Icahn Capital (“Icahn”), were elected to the SandRidge Board. The results for the seventh seat on the Board were too close to call as of the close of the polls.

As part of a settlement agreement, the remaining nominees for election to the Board withdrew their nominations following the closing of the polls. In addition, the six newly-elected Directors have agreed to expand the Board by one seat to eight, and agreed to appoint Jonathan Frates and David Kornder to the remaining seats. As a result, the newly constituted SandRidge Board will consist of three incumbent Directors and five Icahn nominees: Robert Alexander, Sylvia K. Barnes, Jonathan Christodoro, Jonathan Frates, William M. Griffin, David Kornder, John J. “Jack” Lipinski, and Randolph C. Read.

SandRidge issued the following statement:

“We are pleased to have reached this agreement with Icahn and welcome our new directors to the Board. We look forward to working together in a constructive manner as we execute our plan and continue our strategic review process to maximize value for all SandRidge shareholders. The last several months have presented numerous challenges for our employees and we want to thank our team for their ongoing commitment and dedication. We would also like to thank our departing directors for their service and contributions to the Company.”

SandRidge also noted that the preliminary voting results indicate that shareholders voted against the continuation of the Short-Term Rights Plan and the non-binding proposal related to compensation of the Company’s named executive officers. Shareholders voted to appoint PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The voting outcomes are considered preliminary until the final results are tabulated and certified by the independent inspector of elections. The final results will be reported on a Form 8-K that will be filed with the Securities and Exchange Commission (SEC) in due course and available at the SEC’s website at www.sec.gov.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. (NYSE: SD) is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth oriented projects in Oklahoma and Colorado. The majority of the Company’s production is generated from the Mississippi Lime formation in Oklahoma and Kansas. Development activity is currently focused on the Meramec formation in the NW STACK Play in Oklahoma and multiple oil rich Niobrara benches in the North Park Basin in Colorado.

Cautionary Statement Regarding Forward-Looking Statements

This communication contains forward-looking statements concerning our expectations for future performance, including statements regarding the exploration of strategic alternatives, the pursuit of options that maximize shareholder value and the consideration of candidates for nomination to SandRidge’s Board of Directors. These “forward-looking statements” are based on currently available information, operating plans and projections about future events and trends. They inherently involve risks and uncertainties that could cause actual results to differ materially from those predicted in such forward looking statements. Such risks and uncertainties include, but are not limited to: uncertain outcome, impact, effects and results of SandRidge’s exploration of strategic alternatives; and any changes in general economic or industry specific conditions. SandRidge cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in SandRidge’s public filings with the SEC, which are available at the SEC’s website, http://www.sec.gov. Each forward-looking statement speaks only as of the date of the particular statement, and SandRidge undertakes no obligation to publicly update any of these forward-looking statements to reflect events or circumstances that may arise after the date hereof.

Investor Contact:

Johna Robinson

Investor Relations

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

+1 (405) 429-5515

MacKenzie Partners, Inc.

Dan Burch, +1 (212) 929-5748, dburch@mackenziepartners.com

Paul Schulman, +1 (212) 929-5364, pschulman@mackenziepartners.com

Media Contact:

SVC

Bryan Locke, +1 (312) 895-4700, blocke@sardverb.com